MANNING & NAPIER GROWTH FUND, INC.
                            ARTICLES OF AMENDMENT

         Manning & Napier Growth Fund, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:
      FIRST: The charter of the Corporation is hereby amended by striking out the SECOND Article of the Articles of Incorporation and inserting in lieu thereof the following:
     "SECOND: The name of the corporation is MANNING & NAPIER SMALL CAP FUND, INC.";
      SECOND: The amendment to the charter of the Corporation herein made was duly approved by a resolution of the Board of Directors at a meeting held on May 13, 1985, and that at the time of the approval by the Directors there were no shares of stock of the Corporation entitled to vote on the matter either outstanding or subscribed for.
       IN WITNESS WHEREOF, Manning & Napier Growth Fund, Inc. has caused these articles to be signed in its name and on its behalf by its President and witnessed by its Secretary on May 23, 1985.



                       MANNING & NAPIER GROWTH FUND, INC.

                                                By /s/ William Manning
                                                   William Manning,President

Witness:
/s/ B. Reuben Auspitz
    Secretary
    B. Reuben Auspitz



         THE UNDERSIGNED, President of Manning & Napier Growth Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all materials respects, under the penalties of perjury.






                                   /s/ William Manning
                              William Manning

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SECRETARY'S CERTIFICATE



          I, B. REUBEN AUSPITZ, Secretary of The Manning & Napier Growth Fund, Inc., hereby certify that the following is a true copy of a resolution adopted by the Board of Directors at a meeting held on May 13, 1985:

IN WITNESS WHEREOF, I have hereunto set my hand this 23 day of May, 1985.

RESOLVED, that the Articles of Incorporation is amended as set forth below.

The SECOND Article is amended to read as follows:

"SECOND:  The name of the Corporation is MANNING & NAPIER SMALL CAP FUND, INC."

IN WITNESS WHEREOF, I have hereunto set my hand this 23 day of May, 1985.

/s/ B. Reuben Auspitz
    B. Reuben Auspitz
    Secretary

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